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                                                                   EXHIBIT 10.35


                                                                     San Antonio
                                                                  (Huebner Road)

                              DEVELOPMENT AGREEMENT

         THIS DEVELOPMENT AGREEMENT (this "Agreement") is by and between Capital Senior Development, Inc., a Texas corporation (the "Developer"), and Tri Point Communities, L.P., a Texas limited partnership (the "Owner"), and is entered into for the purpose of reducing to a formal writing all of the parties understandings with respect to the development and construction of a proposed senior living project to be comprised of 120 units (the "Project") to be located on land as described below (the "Property").

         In consideration of the undertakings of each of the parties to the other IT IS AGREED:

                                    ARTICLE I

                                 Representations

         The parties make each of the following representations:

         Section 1.1 - Title to Property. The Owner shall have or acquire good and indefeasible title in fee simple to the Property consisting of approximately
5.845 acres of land as more fully described in Exhibit "A". Exhibit "A" and each of the other Exhibits referred to in this Agreement shall be incorporated into this Agreement by such reference as if fully set forth in this Agreement.

         Section 1.2 - Encumbrances.

         (a) The Owner and the Developer acknowledge that the Property will be subject to the easements, assessments, conditions, contracts, rights, claims, encroachments, restrictions and other encumbrances as set forth on Exhibit "B" (the "Existing Encumbrances"), to physical conditions disclosed by a boundary survey to be prepared by Paul A. Wilkinson of Baker Surveying, Inc. entitled "ALTA/ACSM Land Title Survey" dated October 6, 1997, as revised (Map No. 97-200
DWG) for the Property, and will be subject to those easements, conditions, contracts, rights, licenses, encroachments, restrictions and other encumbrances resulting from the Developer securing regulatory, development and construction approvals for the Project and attendant site improvements. The Owner and the Developer each represents to the other that it has reviewed the boundary survey and the topographical survey of the Property and has made a physical inspection of the Property and is satisfied with the Property as to the site characteristics and attributes in all material respects.

         (b) Concurrently with the execution of this Agreement, the Owner shall provide the Developer with copies of all engineering, architectural and any other plans, studies and surveys title reports, environmental assessments, appraisals and other information regarding the Property or the Project which are in the Owner's possession, custody or control.



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         (c) The Owner represents, to the best of its knowledge, that the
Property has only the apparent site and off-site conditions, if any, as set forth on Exhibit "C" which require the implementation of the measures, if any, as set forth on Exhibit "C".

         (d) Commencing on the date the Developer elects to commence construction in accordance with this Agreement, the Owner shall provide the Developer with full possession and complete control of the Property for purposes of performing the Developer's obligations hereunder.

         Section 1.3 - Permit and Approvals.

         (a) The Developer represents that it shall use its best efforts to obtain all state, federal, county and municipal land use approvals and permits, licenses, easements, and utility agreements which are necessary for the development, construction and opening of the Project on the Property (the "Approvals"). The Developer covenants to diligently use its best efforts to obtain all of the Approvals in an expeditious manner. In the event that the Developer is unable to obtain the Approvals, the Developer shall have no liability whatsoever to the Owner, or any other party and at the Owner's or the Developer's option, this Agreement shall be terminated without recourse to either party hereto at law or in equity.

         (b) The Owner represents that it shall cooperate with Developer in obtaining the Approvals.

         (c) For the sole purpose of permitting the Developer to construct the Project, the Owner grants to the Developer, to the extent required by the Developer in order that the purpose of this Agreement be effectuated, the rights under the Approvals obtained in the name of Owner and any other grants of rights, permits, approvals, or licenses, which may be necessary to complete the performance of the Developer's obligations hereunder; provided, however that no grant of any of the foregoing shall occur which is prohibited by applicable law or the respective terms hereof.

         Section 1.4 - Documentation. The Owner shall provide or obtain construction and permanent financing for the Property, the Project, the Personal Property (herein so called) related to the Project and related development costs (collectively, the "Project Loan") which shall be sufficient, together with the Owner's equity contributions, if necessary (which shall in no event exceed fifteen percent (15%) of the Contract Price (as hereinafter defined) if the Project Loan is intended to fund 85% of Project costs and which shall in no event exceed twenty percent (20%) of the Contract Price if the Project Loan is intended to fund 80% of Project costs), to pay the full amount of the Contract Price. The Owner shall provide to Developer a complete set of all project loan documents (collectively, the "Project Loan Documents") required by the Owner's lender ("Lender") in connection with the Project Loan. Developer shall assist Owner in obtaining all reasonable documentation required by Lender. Such documentation shall include, but is not limited to, all zoning and plan approvals, all utility letters indicating positive availability of service, inventory of concessions made to and agreements with any or all municipal bodies, site plans, title policies, and all other regulatory body approvals. The Owner also covenants that it will, in a timely manner, provide whatever financial or other information the Lender might


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reasonably require in connection with the applications for financing for the construction of the Project and as required by the Lender in connection with the Project Loan. The Owner will use its best efforts to pursue its application for construction and permanent financing for the Project.

         Section 1.5 - Other Agreements. The Owner and the Developer each represents to the other that neither entering into this Agreement nor performing their respective obligations hereunder will violate any other agreements or documents by which either may be bound.

         Section 1.6 - Utility Services. The Owner represents that, to the best of its knowledge, all utility services required to construct and operate the Project (including, without limitation, public water, sewer and electricity) are currently available to the Property in the capacities required to operate the Project. No work need be performed by or on behalf of the Developer to make such utilities available to the Property for the construction or operation of the Project, except for the matters, if any, set forth on Exhibit "C". Copies of letters from the providers of such utility services confirming such availability are annexed hereto as Exhibit "D".

         Section 1.7 - Good Standing of the Developer. The Developer represents that it is duly organized, validly existing and in good standing under the laws of the State of Texas. The Developer represents that it is empowered and authorized to execute, deliver and perform its obligations under this Agreement, and, upon such execution and delivery and subject to the conditions subsequent set forth in Section 5.1, this Agreement shall be valid, binding and legal obligation of the Developer, enforceable in accordance with its terms and, duly authorized by a vote of its Board of Directors in compliance with its articles of incorporation and bylaws and all applicable laws of the State of Texas.

         Section 1.8 - Good Standing of the Owner. The Owner represents that it is duly organized and validly existing under the laws of the State of Texas. The Owner represents that it is empowered and authorized to execute, deliver and perform its obligations under this Agreement, and upon such execution and delivery and subject to Section 5.1, this Agreement shall be the valid, binding and legal obligation of the Owner, enforceable in accordance with its terms and duly authorized by its general partner in compliance with its limited partnership agreement and all applicable laws of the State of Texas.

                                   ARTICLE II

                           Construction of the Project

         Section 2.1 - Control of Construction. Subject to the express provisions contained herein, it is the intention of the parties that the Developer shall have sole, complete and absolute authority and discretion to decide any and all issues pertaining to the construction of the Project, including, without limitation, the expenditure of funds, the incurring of costs and all of the other matters referred to herein, so long as the same are in compliance with the Approvals, the Final Plans (as defined below) all applicable laws and the Project Loan Documents.

         Section 2.2 - Architectural and Engineering Services. The parties acknowledge that WSI Architects and their consulting engineers (the "Architect and Engineers") have or will be retained


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by the Owner. The Owner will be responsible for payment of the architectural fees due to the Architect, pursuant to the contract with respect to the Project dated August 4, 1997 (said contracts herein collectively, the "Architectural Contract"). The Owner represents and warrants to the Developer that a true, accurate and complete copy of the Architectural Contract is attached hereto as Exhibit "E". The Developer shall not be responsible to the Owner, or any other party for any errors, omissions, breaches or failures thereof, or any damages resulting from the acts or omissions of the Architect.

         Section 2.3 - Other Professionals and General Assumed Obligations. The Owner represents that it has not engaged any architects or any engineers, consultants, accountants, or other professionals with respect to the Project, other than the Architect and Engineers, which the Owner shall be obligated to pay.

         Section 2.4 - Plans and Specifications.

         (a) The Architect and Engineers retained by the Owner shall, under the direction of the Developer and after consultation with the Owner, prepare basic design plans (the "Basic Plans"). As a part of this process, the Developer may engage engineers, including the site engineers, to perform test borings and other soil testing at the Property for purposes of properly locating the Project on the Property. The Developer, the Architects and the Engineers shall consult with the Owner during the process of preparing the Basic Plans. The Developer, Architect and the Engineers shall have access to the Project for all such tests and surveys.

         (b) Within two (2) weeks after the date of the Architect's and the Engineer's completion of the Basic Plans and delivery to the Owner, the Developer, the Owner, and the Architect and Engineers shall meet to review and approve the Basic Plans. The parties shall initial the Basic Plans to indicate their approval of such Basic Plans.

         (c) Upon the approval by the parties of the Basic Plans, the Developer shall direct the Architect and the Engineers to prepare final plans, specifications and a site plan (collectively the "Final Plans") based on the Basic Plans. Within two (2) weeks after the completion of the Final Plans and their delivery to the Owner, the parties will meet to review and approve the same, and make any necessary revisions. The Owner agrees that it will not unreasonably withhold its approval of the Final Plans if they conform in all respects to the Basic Plans. The parties agree to use their best efforts to reasonably determine the acceptability of the Final Plans and Personal Property (see Section 2.6). The parties shall initial the Final Plans as an indication of their approval of the same.

         Section 2.5 - Construction. The Developer shall perform such duties as may be necessary to complete construction of the Project in a workmanlike manner and in accordance with the Final Plans, all applicable laws and the Project Loan Documents subject to field changes and minor design changes approved by the Owner and if required by the Project Loan Documents, by Lender. The Project is to be licensed for the unit complement described above and shall be constructed in accordance with the requirements in effect on the date of this Agreement as set forth by all federal, state and local governmental agencies having jurisdiction of the Project, including Life Safety Code requirements imposed by the Federal Department of Health and Human Services.


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         Section 2.6 - Personal Property.

         (a) The Developer will furnish the specific items of personal property contained in Exhibit "F" (the "Furniture, Furnishings & Equipment" or "F F & E") required for the Project within the allowance (defined below). The allowance for the "F F & E" is Four Hundred Sixty-Seven Thousand Three Hundred Fifty and No/100 Dollars ($467,350.00) (the"F F & E Allowance"), which F F & E Allowance shall be included in the Contract Price.

         (b) The Owner shall make selections of F F & E in a timely fashion and all items of F F & E shall be ordered by the Developer.

         Section 2.7 - Changes. Subject to the provisions of the Project Loan Documents, the Owner agrees that the Developer shall also have the right to make changes in the Final Plans and in the Personal Property, subject to the approval of Owner, only if required by any federal, state or local governmental authority having jurisdiction over the Project, or if required due to the unavailability of any construction materials or Personal Property. The Owner shall be notified of any such changes in the Final Plans or substitutions in the Personal Property, provided, that, such changes result in construction, space, design, personal property, equipment and interior and exterior design comparable in overall design and quality to that shown on the Final Plans and Owner must approve such changes.

         Section 2.8 - Commencement of Construction. Construction of the Project will start on or prior to the date which is thirty (30) days after the date the Project Loan Documents are executed and delivered.

         Section 2.9 - Continuity of Construction. Construction, once undertaken, shall proceed in a continuous and reasonably expeditious manner until Physical Completion (as such term is defined in Section 2.10) is achieved, which shall not occur later than sixteen (16) months after the date the Project Loan Documents are executed and delivered.

         Section 2.10 - Completion of Construction.

         (a) For the purposes of this Agreement, the terms "Physical Completion" or "Physically Completed" shall mean the date on which the building and improvements described and set forth in the Final Plans have been completed and the Project shall have been approved for and received a certificate for temporary or permanent occupancy by the local building inspector, and by the State Fire Marshall in the event his or her approval is required (the "Certificate of Occupancy"). Physical Completion shall be deemed to have been achieved notwithstanding that any of such officials or agencies have issued a Certificate of Occupancy with conditions or a Punch-List listing items requiring completion or correction, so long as such conditions or Punch-List items do not prevent or prohibit occupancy as determined by the Owner, in its sole discretion.


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         (b) The Developer will use its reasonable best efforts to notify the
Owner at least ninety (90) days prior to the time that the Developer estimates that the Project will be Physically Completed, whereupon the Owner will diligently proceed to fulfill all other conditions necessary for licensure and the Owner will apply in a timely manner for all licenses and permits necessary to commence operation of the Project. After such notice from the Developer, the Owner, to the extent necessary to perform administrative activities may, so long as it does not interfere with completion of construction, enter upon the Property in an effort to coordinate initial licensure.

         Section 2.11 - The Owner's Noninvolvement. The Owner shall have access to the construction site while construction is in progress, but it shall not be empowered to interfere with construction, provided, however that the Owner's and Lender's agents shall have the right to view the construction in progress and shall have access to the site for the purpose of equipping the Project and preparing the Project for operation.

         Section 2.12 - Punch List. If, at any time after the Project has been Physically Completed, there shall exist any item or items requiring completion or correction, then the Developer agrees to use all reasonable diligence to complete or correct such item or items so that each conforms to the Final Plans. The parties shall make a Punch List of the items requiring completion or correction (the "Punch List"). Each item on the Punch List shall be assigned a reasonable value based upon the reasonable cost of completion or correction of the same or such other value as may be required by the Lender ("Punch List Amount"). The Developer shall give its written undertaking to complete each Punch List item within forty-five (45) days (or such other period of time as is mutually agreed upon by the parties) after Physical Completion, further agreeing to permit the Owner to complete any such items, at the Developer's expense, if the Developer has failed to complete the same within the forty-five (45) day time period.

         Section 2.13 - Work and Warranties. Upon completion of construction, landscaping and installation of Personal Property, the Developer will assign to the Owner, in addition to all warranties created by law, all warranties and guarantees received from designers, the general contractor and suppliers of equipment and furnishings, to the extent assignable. The Developer will agree to remedy any defect in construction caused by poor workmanship or materials which are brought to its attention by written notice within a period of one (1) year from the date of the issuance of the Certificate of Occupancy.

         Section 2.14 - Subcontractors. The Developer agrees to indemnify and save the Owner harmless from claims for payment by any subcontractor who furnishes materials or supplies or performs labor or services in the prosecution of the work pursuant to this Agreement. The Developer will select subcontractors acceptable to Owner in its sole discretion.

         Section 2.15 - Financing Arrangements.

         (a) The Owner will obtain the Project Loan which shall be sufficient, together with the Owner's equity contributions, if necessary (which shall in no event exceed the amounts referenced in Section 1.4 hereof) to pay the full amount of the Contract Price. This Agreement may be terminated by either the Developer or the Owner without further recourse to either party (except for reimbursement of Project related expenses) in the event that the closing and funding of the construction loan financing with respect to the Project pursuant to the Project Loan (with all


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conditions precedent to such closing either satisfied or irrevocably waived by the lender) shall not have occurred by January 31, 1998.

         The Owner and the Developer also contemplate that the Property and Project, together with all Personal Property now owned or hereafter acquired by the Owner which are or may be attached to or used in connection with the Property or Project, together with any and all replacements thereto and substitutions therefor, and all proceeds thereof; and all present and future rents, issues, leases, and profits of the Property and Project will serve as security for the payment obligations to the Lender relating to the Project Loan or otherwise, and that the Owner will be the principal obligor for the repayment of all financial obligations thereunder.

                                   ARTICLE III

                                 Contract Price

         Section 3.1 - Contract Price. The Contract Price ("Contract Price") to be paid by Owner for the construction and furnishing of the Project shall be an amount equal to the costs incurred in the development and construction of the Project plus a developer fee for overhead and profit equal to seven percent (7%) of the costs incurred.

         Section 3.2 - Construction Contract. Owner shall execute a construction contract with a general contractor approved by Owner and Developer. The construction contract will be a fixed price or guaranteed maximum cost construction contract covering completion of all construction anticipated at the Project. The construction contract shall require a payment bond and a performance bond acceptable to Developer and Owner and in accordance with the Project Loan Documents.

         Section 3.3 - Commencement and Completion of Construction. With the reasonable cooperation of Owner, Developer shall commence or cause commencement of construction of the Project no later than thirty (30) days from the date of execution and delivery of the Project Loan Documents and shall diligently pursue said construction to completion, and shall perform such duties as may be necessary to complete the construction of the Project pursuant to and in conformity with the Final Plans and in accordance with good building practice and in full compliance with all terms and conditions of the Project Loan Documents, all of which shall be accomplished on or before the applicable completion deadline, and without liens, claims or assessments asserted against the Project for any material, labor or other items furnished in connection therewith, and all in full compliance with all governmental requirements. Developer will provide to Owner upon request therefor evidence of satisfactory compliance with all of the foregoing. [Texas properties: Developer and if necessary, Owner, together with the general contractor, shall jointly file an Affidavit of Commencement of construction using a form satisfactory to Lender with the county clerk of the county in which the Project is located not later than the thirtieth day after the date of actual commencement of construction of the Project or delivery of materials to the Project. Such affidavit shall contain the information required by ss. 53.124(c) of the Texas Property Code, shall not be filed prior to approval thereof in writing by Lender and shall be filed showing a date of commencement of construction which is after the


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filing of the mortgage which is one of the Project Loan Documents with the county clerk of the county where the Project is located.]

         Section 3.4 - Payment of Contract Price. The Contract Price shall be paid through requisitions pursuant to the Project Loan Documents and from funds provided by Owner, less any Punch List Amounts or retainage required by the Project Loan Documents or other construction documents.

         Section 3.5 - Adjustments to Contract Price.

         (a) If any changes to the Final Plans are approved by Owner in accordance with Section 2.7 hereof, the Contract Price shall be adjusted accordingly.

         (b) The Contract Price for the Project includes a specific amount for F F & E equal to the F F & E Allowance as provided in Section 2.6 hereof. Any amounts expended for F F & E above the F F & E Allowance will be an increase to the Contract Price, the cost of which will be passed through to Owner at actual cost without any developer fee. Developer will endeavor to obtain the lowest possible cost for F F & E. Prior to incurring any costs in excess of the F F & E Allowance, Developer shall notify Owner in writing of the estimated amount of such excess. Developer will, upon request, provide Owner with documentation of the costs incurred by Developer for which reimbursement is sought.

         (c) The costs by Developer in remedying unusual site conditions will be an increase to the Contract Price for the Project to the extent that such costs exceed an agreed upon allowance therefor and are the result of unusual site conditions not identifiable by Developer after the exercise of reasonable diligence at the time the Project was acquired. At such time as Developer becomes aware of any such unusual site conditions, Developer shall promptly notify Owner of the same and of the amount by which the estimated cost to correct said site conditions shall exceed such allowance. Developer will endeavor to obtain the lowest possible cost in remedying such unusual site conditions and will charge Owner for Developer's actual cost incurred, except that an unusual site condition which should have been identified by Developer in exercising reasonable diligence at the time the Project was acquired will be at Developer's cost.

                                   ARTICLE IV

                     Additional Responsibilities of Parties

         Section 4.1 - The Developer's Responsibilities. In addition to its obligations elsewhere expressed in this Agreement, the Developer shall have the following responsibilities:

         (a) To obtain all necessary building permits and the Certificate of Occupancy;

         (b) To arrange for all labor and material required to develop, construct and furnish the Project in accordance with the Final Plans (except as otherwise expressly set forth herein) and to purchase the Personal Property to be provided;


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         (c) The Developer shall at all times, commencing with the date upon which construction begins, carry the following types of insurance specified in the Project Loan Documents with an insurance carrier or carriers acceptable to the Owner and Lender, which insurance may include the following:

                  (i) workman's compensation insurance fully covering all persons engaged in the performance of this Agreement, in accordance with applicable law.

                  (ii) Public liability insurance covering death or bodily injury with limits of not less than $300,000 for one person and $1,000,000 for any one accident or disaster; and property damage coverage limits of not less than $100,000; all of which insurance shall name the Owner and Lender as an additional insured.

                  (iii) "Builders Risk" insurance against damage or destruction by fire and full extended coverage, including vandalism and malicious mischief, covering all improvements to be erected hereunder and all materials for the same which are on or about the Property, in an amount equal to the full insurable value of such improvements and materials; such insurance to be payable to the Owner, the Developer and the Lender as their interests may appear, with a standard mortgagee endorsement to the Lender or its assigns as mortgagee.

         The Developer shall furnish to the Owner and the Lender if required by the Lender, duplicate policies of insurance or certificates of insurance as set forth in subparagraphs (i), (ii), and (iii) hereof. Each of such policies shall, if the insurance carriers so permit, contain a provision to the effect that they may not be canceled except upon ten (10) days prior written notice to the Owner and the Lender.

         (d) In preparation for each disbursement under the Project Loan Documents, the Developer shall deliver to the Owner, at the Owner's request, such documents as required under the Project Loan Documents, including without limitation:

                  (i) duly executed waivers of mechanic's liens signed by each subcontractor which provided labor or materials on the Project; and

                  (ii) reasonable proof of payment or proof of a provision for payment to such subcontractors.

         Section 4.2 - The Owner's Responsibilities. In addition to its obligations elsewhere expressed in this Agreement, the Owner shall have the following responsibilities:

         (a) To expeditiously pursue obtaining commitments for financing the contemplated construction, including the furnishing of financial statements, providing an appraisal of the Property and Project and by execution of applications, notes, mortgages, assumption agreements and other documents reasonably necessary to effectuate such financing or the financing of the Personal Property.


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         (b) To pay for all professional and other staff personnel required for the pre-opening and operation of the Project in sufficient time to permit licensure, if required, by the applicable state agency at the date of Physical Completion.

         (c) To pay the costs approved by Owner for correcting unusual site conditions. For the purpose of this Agreement, the term unusual site conditions shall include, without limitation, any of the following which have not been noted in the Final Plans or otherwise identifiable by the Developer in exercising reasonable diligence:

                  (i) unusual soil or water conditions requiring extraordinary preparation, i.e., piles, curtain drains, retaining walls, blasting or rip-rap;

                  (ii) tying in of water, sewer or other utility services beyond the locations as shown in the Final Plans;

                  (iii) holding tanks and pumps for the water system or the sprinkler system;

                  (iv) water purification or filter system;

                  (v) leaching field; and

                  (vi) any requirement imposed upon the Developer by governmental agencies having jurisdiction, if not provided for in the Final Plans, because of reasons other than errors or omissions in such Final Plans, such as requirements imposed as conditions for the granting of any of the Approvals.

         Section 4.3 - Indemnification. The Developer hereby agrees to indemnify and hold the Owner harmless from all liabilities, claims, and demands for personal injury or property damage arising out of or caused by any act or omission of the Developer, its subcontractors, agents, or employees, or arising in or about the Property at any time from the date of this Agreement. The Developer further covenants to use proper care and caution in the performance of its work hereunder so as not to cause damage to any adjoining or adjacent property, and the Developer shall indemnify and hold the Owner harmless from any liabilities, claims, or demands for damage to such adjoining or adjacent property.

                                    ARTICLE V

                                  Contingencies

         Section 5.1 - Required Occurrences. This Agreement and the undertakings of the Developer shall, at the election of the Owner, be contingent upon the occurrence of each of the following:

         (a) Approvals. All of the Approvals and current utility availability letters shall have been obtained.


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         (b) Title. An Owner's title insurance policy commitment and ALTA survey, satisfactory to the Developer, in its sole discretion, shall have been obtained by the Owner which confirms that there are no exceptions or conditions which would render title to the Property defeasible or which will prohibit or restrict the construction or operation of the Project or which would prevent an institutional lender from closing a construction or permanent mortgage loan for the Project in the usual course of its business.

         (c) Additional Due Diligence Regarding the Property. The Developer shall have received due diligence information concerning the Property, satisfactory to the Developer, in its sole discretion, including, without limitation, soil tests and utility service confirmations to the extent not currently available. On or before the expiration of any inspection periods regarding the Property, the Developer shall notify the Owner of any issues.

         (d) Purchase of the Property. The Owner shall have purchased good and indefeasible fee simple title to the Property as set forth in Section 1.1.

         (e) Construction Financing. The Owner shall have received construction financing in the full amount of the Contract Price.

         Section 5.2 - Failure of Contingencies. In the event that any one or more of the contingencies set forth in this Article is not satisfied, waived or deferred by the parties in writing, within a reasonable period of time, then, upon Notice, either party may terminate this Agreement. In such event, neither party shall have any further responsibility or liability to the other. The Developer reserves the right, at its option, to waive or defer any one or more of the conditions precedent.

                                   ARTICLE VI

               Additional Covenants of The Owner and The Developer

         Section 6.1 - Indemnification by The Owner. The Owner hereby indemnities and defends the Developer against any claims for unpaid fees or costs associated with the Property or the Project incurred by or on behalf of the Owner or the Developer as a result of any claim by any broker.

         Section 6.2 - Confidentiality. The Owner, its partners, affiliates, agents, servants and employees and the Developer, its affiliates, agents, servants and employees hereby agree:

         (a) To maintain in the strictest confidence the identity of the other party; the contents of this Agreement; the negotiations between the parties on the terms of this Agreement; and any of the Owner's proprietary information, including, without limitation, architectural designs and plans, construction plans and specifications and standards, financing sources, and other information regarding the Project and the business affairs and operations of the Owner and the Developer's proprietary information, including, without limitation, financial information, projects, copies of leases, real estate appraisals, and other information regarding the Project and the business affairs and operations of the Developer which any of said parties obtain from the other party in the course of negotiations for or performance of the transactions contemplated hereby (the "Confidential Information");


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         (b) Not to disclose, without the other party's prior written consent
(except to the extent disclosure is required by applicable law or regulation), any Confidential Information, except to such parties, agents, servants and employees, bankers, including specifically the Lender, consultants and other advisors to whom disclosure is necessary in order to effectuate the transactions contemplated hereby; and

         (c) To comply therewith for a period of two (2) years commencing on the date of this Agreement.

         Section 6.3 - Provision of Further Information. The Developer agrees to supply complete financial information and any other data required in connection with the construction or permanent financing for the Project and to execute, and cause to execute, any and all documents which are required by the terms thereof.

         Section 6.4 - Management Agreement. Provided there is no default hereunder then existing, the Owner agrees that the Developer or its affiliate shall have the right to manage the Project beginning approximately one hundred twenty (120) days prior to completion pursuant to the terms of a Management Agreement, substantially in the form attached hereto as Exhibit "F".

                                   ARTICLE VII

                              Concluding Provisions

         Section 7.1 - Entire Agreement. All prior understandings, letters of intent, and agreements between the parties are merged in and superseded by this Agreement (including all Exhibits hereto).

         Section 7.2 - Representations. None of the parties shall be bound by any promises, representations, or agreements except as herein expressly set forth.

         Section 7.3 - Amendments. This Agreement may not be amended, waived, modified, altered or changed in any respect whatsoever except by a further agreement, in writing, executed by each of the parties and consented to by the Owner.

         Section 7.4 - Joint Effort. The preparation of this Agreement has been a joint effort of the parties, and the resulting document shall not be construed more severely against one of the parties than the other.

         Section 7.5 - No Brokers. Each of the Owner and the Developer represents and warrants to the other that no broker or finder has acted on its behalf in connection with this Agreement or the transactions contemplated hereby or referred to herein; and each agrees to indemnify and hold and save the other harmless from any claim or demand for commission or other compensation by any broker, finder or similar agent claiming to have been employed by or on behalf of such party.

         Section 7.6 - Assignment. The Developer shall have no right to assign its rights nor delegate its obligations under this Agreement to another entity or person without the prior written consent of the Owner except that the Developer shall have the right to assign this Agreement to,


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



merge with or consolidate with an "Affiliate" (defined herein as defined in the Securities and Exchange Act of 1934 and the regulations thereunder) in connection with a public offering, merger or transfer.


         Section 7.7 - Notices, All notices which may be given to any of the parties hereunder shall be in writing and shall be hand delivered or sent by registered or certified mail, return receipt requested, or by Federal Express, and postage prepaid as follows:

         (a) In the event that notice is directed to the Owner, it shall be sent to Tri Point Communities, L.P., 14160 Dallas Parkway, Suite 300, Dallas, Texas 75240, Attn: David R. Brickman, Vice President, or at such other address or addresses the Owner shall from time to time designate by notice to the Developer.

         (b) In the event that notice is directed to the Developer, it shall be sent to Capital Senior Development, Inc., 14160 Dallas Parkway, Suite 300, Dallas, Texas 75240, Attn: Charles Allison, at the same address; or at such other address or addresses as the Developer shall from time-to-time designate by notice to the Owner.

The effective date of any such notice shall be the earlier of actual receipt by the addressee or three (3) days after such notice is properly deposited for mailing.

         Section 7.8 - Arbitration. Any dispute or controversy arising between the parties involving the interpretation or application of any provisions of the Agreement, or arising out of this Agreement, or concerning the construction of the proposed Project or the furbishing thereof shall be submitted to and determined by arbitration in accordance with the rules of the American Arbitration Association then in effect.

         Section 7.9 - Captions. The captions of this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision hereof.

         Section 7.10 - Successors. This Agreement shall be binding upon the parties hereto, their respective heirs, executors, administrators, successors, and assigns.

         Section 7.11 - Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original.

         Section 7.12 - Severability. The invalidity or unenforceability of one or more of the phrases, sentences, provisions, clauses, Sections or Articles contained in this Agreement shall not affect the validity or enforceability of this remaining portions so long as the material purposes of this Agreement can be determined and effectuated.

         Section 7.13 - Effective Date. This Agreement shall be deemed to be effective as of the date set forth below.


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


         Section 7.14 - No Offer. The delivery of an unexecuted copy of this Agreement shall not be deemed an offer. No rights are to be conferred upon any party until this Agreement has been executed and delivered to each party.

         Section 7.15 - Governing Law. This Agreement shall be governed by the laws of the State of Texas.

         Section 7.16 - Control Over Other Agreement. In the event that any of the terms or conditions set forth herein are inconsistent with or contrary to any of the terms and conditions set forth in the Development and Turnkey Services Agreement dated September 16, 1997 between the Owner and Capital Senior Living Corporation, then the terms and conditions set forth herein shall control.

         Dated this 1st day of December, 1997 and executed under seal.


                                    TRI POINT COMMUNITIES, L.P.

                                    By:      Capital Retirement Group, Inc., Its
                                             general partner


                                             By: /s/ DAVID R. BRICKMAN
                                                --------------------------------
                                             Name: David R. Brickman
                                                  ------------------------------
                                             Title: Vice President
                                                   -----------------------------

                                    CAPITAL SENIOR DEVELOPMENT, INC.


                                    By: /s/ CHUCK ALLISON
                                       -----------------------------------------
                                    Name:  Chuck Allison
                                         ---------------------------------------
                                    Title: Vice President
                                          --------------------------------------


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